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                                                                     Exhibit 4.9


                              DECLARATION OF TRUST
                                       OF
                          CHITTENDEN CAPITAL TRUST III

     THIS DECLARATION OF TRUST is made as of April 30, 2002 (this "Declaration of Trust"), by and among Chittenden Corporation, a Vermont corporation, as sponsor (the "Sponsor"), The Bank of New York (Delaware), a Delaware banking corporation, as trustee (the "Delaware Trustee"), The Bank of New York, a New York banking corporation, as trustee (the "Property Trustee"), and F. Sheldon Prentice, as trustee (the "Administrative Trustee" and, together with the Delaware Trustee and the Property Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "Chittenden Capital Trust III" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. An amended and restated Declaration of Trust satisfactory to each party to it, in such form as the parties thereto may approve, will be entered into to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of the capital securities of the Trust (the "Capital Securities") and the common securities of the Trust referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     4. The Sponsor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare and distribute one or more direct placement memoranda, or offering memoranda or circulars in preliminary and/or final form, including any necessary or desirable amendments, relating to the offering and sale of Capital Securities in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such other forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or

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the Trust Indenture Act of 1939, as amended, in each case relating to the
Capital Securities; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable and to qualify the Trust to do business as a foreign entity in any jurisdiction outside of the State of Delaware; (iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to have the Capital Securities listed on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market and, if and at such time as determined by the Sponsor, with the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the Capital Securities; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities; (v) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, placement agreements, registration rights agreements, dealer manager agreements, escrow agreements, subscription agreements and other similar or related agreements providing for or relating to the sale of the Capital Securities; and (vi) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing.

     In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), PORTAL, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL, or state securities or "Blue Sky" laws.

     5. This Declaration of Trust may be executed in one or more counterparts.

     6. The number of trustees of the Trust initially shall be three (3) and thereafter the number of trustees of the Trust shall be five (5) pursuant to the amended and restated Declaration of Trust or such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty (30) days' prior notice to the Sponsor.

     7. The Delaware Trustee, in its capacity as a trustee of the Trust, shall not have any of the powers or duties of the Trustees set forth herein (except as may be required under the


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Business Trust Act) and shall be a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust
Act.

     8. The Sponsor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration of Trust, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

     9. The Trust may be dissolved and terminated before the issuance of the Capital Securities at the election of the Sponsor.

     10. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                            CHITTENDEN CORPORATION,
                            as Sponsor

                            By:/s/ F. Sheldon Prentice
                               ---------------------------------------------
                            Name: F. Sheldon Prentice
                                  ------------------------------------------
                            Title: Senior Vice President & General Counsel
                                  ------------------------------------------


                            THE BANK OF NEW YORK (DELAWARE),
                            as Delaware Trustee

                            By:/s/ William T. Lewis
                               ---------------------------------------------
                            Name: William T. Lewis
                                  ------------------------------------------
                            Title: Senior Vice President
                                   -----------------------------------------


                            THE BANK OF NEW YORK,
                            as Property Trustee

                            By:/s/ Kisha A. Holder
                               ---------------------------------------------
                            Name: /s/ Kisha A. Holder
                                  ------------------------------------------
                            Title: Assistant Treasurer
                                  ------------------------------------------


                            /s/ F. Sheldon Prentice
                            ------------------------------------------------
                            F. SHELDON PRENTICE,
                            as Administrative Trustee

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